Exhibit 99.1

 Digital Recorders, Inc. Announces Participation in Upcoming Investor Relations
        Conference and Meetings; CEO Comments on DRI's Long-Term Outlook

     DALLAS--(BUSINESS WIRE)--Sept. 7, 2006--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a digital communications technology leader in the transportation, law enforcement, and security industries, announced today that its senior management team plans to meet with financial professionals during an investor relations conference and in private meetings slated Sept. 18-20 in New York.
     "As we mentioned during our second quarter 2006 shareholders' conference call, we are increasing our investor relations and communications work in the coming months to help ensure a better understanding of the Company. We plan to present the DRI story during Friedland Investment Events' Micro-Cap 2006 Conference on Sept. 19 at the Doubletree Guest Suites Hotel in Manhattan. The conference is open to analysts, brokers, portfolio and fund managers, institutional investors, and other members of the financial community. In addition, we are scheduling private meetings with key New York-area financial professionals, including present and prospective holders of our common and preferred stock," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.
     The DRI senior management team's presentation at the conference and in the private meetings will include commentary on the Company's served markets, opportunities, products and services, and financial information. It also will include discussion of the Company's long-term outlook.

     LONG-TERM OUTLOOK

     According to Mr. Turney, the Company's developing business plans preliminarily indicate long-term growth strategies may yield an annualized revenue run rate exceeding $80 million during the 2007-2009 era, rising above the $50 million-plus range expected for 2006. He believes this level of revenue should allow the Company to achieve profitability.
     "As we have reported, an uptrend in the U.S. transit market appears to be underway. For all practical purposes, we are now seeing and projecting a return to the revenue trends that we laid out in our prior plans. Those plans were deflected by U.S. transit market weaknesses spawned by the long delay in federal funding legislation. Our presently planned revenue growth is substantially attributable to the U.S. transit market's recovery. However, it should be noted that growth is occurring in our international markets, and we have developed and added new products, new served markets, and new customers -- all of which should contribute to our projected long-term growth. We plan to further emphasize virtually all of those areas as we also strive to achieve further cost reductions and carefully manage expenses," Mr. Turney said.

     ABOUT FRIEDLAND CAPITAL

     Friedland Investment Events LLC is the world's largest sponsor of financial and investment events, sponsoring hundreds of events annually, in 18 U.S. cities and three European cities. These events include all-day conferences, luncheons, and cocktail receptions.
     Friedland Investment Events LLC is an affiliate of Friedland Corporate Investor Services LLC and Friedland Capital Inc. (www.friedlandworldwide.com). Friedland Corporate Investor Services provides financial marketing and investor awareness programs to privately held and publicly held companies, as well as sponsors of investment programs and products.
     Friedland Capital Inc. is a U.S.-based merchant bank and advisory firm with offices in New York, Dallas, Denver, Beijing, and Guangzhou. Among its activities, Friedland Capital provides corporate finance advisory services to enable publicly traded and privately held emerging growth companies, as well as sponsors of investment programs worldwide, to achieve their short-term capital goals and to realize their long-term business objectives.

     ABOUT THE COMPANY

     Digital Recorders, Inc. is a digital communications technology leader in the transportation, law enforcement, and security industries. Using proprietary hardware and software applications, our products improve the flow and mobility of people through transportation infrastructure, improve energy efficiency, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems -- enhance public transportation and mitigate security threats worldwide. By assisting transit vehicle operators' quest to increase ridership, our products also help reduce dependence on fuel. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     FORWARD-LOOKING STATEMENTS

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the DRI senior management team's participation in New York investor relations events and private meetings, any impact on the Company's stock performance as a result of such participation, management's projections for the Company's long-term growth and revenue, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the anticipated outcome of the DRI senior management team's participation in New York investor relations events and private meetings, the anticipated impact on the Company's stock performance as a result of such participation, the anticipated outcome of management's projections for the Company's long-term growth and revenue, may not prove beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com